UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2014

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 9, 2014, Bazaarvoice, Inc. (the “Company”) issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, regarding a decision rendered with respect to the lawsuit filed against the Company by the U.S. Department of Justice (“DOJ”).

Item 8.01	Other Events.

On January 8, 2014, the United States District Court for the Northern District of California, San Francisco Division, issued a confidential order with respect to the previously disclosed complaint filed against Bazaarvoice, Inc. (the “Company”) by the U.S. Department of Justice (“DOJ”). On January 9, 2014, the contents of the order became publicly available. The court ruled that the Company’s acquisition of PowerReviews, Inc. violated Section 7 of the Clayton Act, 15 U.S.C. Section 18 and ordered further hearings to address a remedy. The court has scheduled a case management conference for January 22, 2014 to begin remedy proceedings. The Company is evaluating whether to appeal the court’s decision. The Company’s appeal notice is not due until 60 days from the final judgment, which will not happen until the completion of the remedy proceedings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated January 9, 2014.

The information furnished in this Current Report under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: January 9, 2014